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                                                                    10



                              EXHIBIT 11

            Statement Re Computation of Per Share Earnings



                                          Three months ended March 31,
                                          ----------------------------
                                               1994          1993
                                            ----------    ----------
Primary
- - -------
Net earnings                              $  3,944,000       897,000
                                            ==========    ==========
Common and common equivalent shares
 outstanding:
  Weighted average common shares
   outstanding during the period            19,714,828    19,714,653
  Assumed exercise of stock options             46,393        13,346
                                            ----------    ----------
                                            19,761,221    19,727,999
                                            ==========    ==========
Earnings per share of common stock        $        .20           .05



Fully diluted
- - -------------
Net earnings                              $  3,944,000       897,000
                                            ==========    ==========
Common and common equivalent shares
 outstanding:
  Weighted average common shares
   outstanding during the period            19,714,828    19,714,653
  Assumed exercise of stock options             46,393        13,346
                                            ----------    ----------
                                            19,761,221    19,727,999
                                            ==========    ==========

Earnings per share of common stock        $        .20           .05

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